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                                  EXHIBIT 10.7

                         PROFESSIONAL SERVICES AGREEMENT


         This PROFESSIONAL SERVICES AGREEMENT (the "Agreement") is effective as of the 19th day of September between the UNIVERSITY OF FLORIDA ("University"), for and on behalf of the Board of Regents of the State of Florida, for the benefit of THE COLLEGE OF PHARMACY ("COP") and INTELICUS, L.C. ("Intelicus"), a partnership of University of Florida Health Services, Inc. ("UFHSI") and Rehabilitation Training Institute, Inc., ("RTI"), to provide administrative services to COP in connection with the non-traditional degree program of the College of Pharmacy entitled THE WORKING PROFESSIONAL PHARM. D. PROGRAM ("Program").

         1. EXECUTIVE SUMMARY

         WHEREAS, Intelicus was created by UFHSI and RTI for the purpose of administering and marketing educational programs; and

         WHEREAS, the regulations of Intelicus provide that the company may enter into agreements for professional services with units of the University; and

         WHEREAS, COP and Intelicus have developed the Program and seek to expand this state-of-the-art distance education degree program in the Lifelong Learning Model; and

         WHEREAS, University would like to contract with Intelicus to provide administrative and marketing services to University for the Program in CLEVELAND; and

         WHEREAS, University would benefit from utilizing the expertise of Intelicus in administering educational programs in connection with the Program in CLEVELAND;

         NOW THEREFORE, based on the foregoing, the parties agree as follows:

         2. SPIRIT OF AGREEMENT

         COP and Intelicus recognize that the optimum performance of this Agreement requires a cooperative working environment established upon good communications and good faith working relationship between both COP and Intelicus. It is with this spirit that the COP and Intelicus enter this Agreement.

         3. DUTIES OF INTELICUS

         Intelicus shall provide the following services for University for its Program in CLEVELAND pursuant to this Agreement:

         3.1. ADMINISTRATION OF PROGRAMS - Intelicus will manage the daily administration of certain aspects of the Program including the following:





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                  3.1.1    STUDENT REGISTRATION PREPROCESSING (NEW
                           STUDENTS)-Activities related to initial contact, description of program, telephone marketing, mailing of brochures, and notification of schedule. Assistance will be given for verification of receipt of information necessary for registration to be completed by the COP, receipt of documentation for forwarding to University for verification of immunization, verification that the student has completed the residency affidavit and provided information needed for a residency determination to be made by the University's office of admissions, follow-up of incompleteness, and processing. Dates regarding deadlines for registration will also be established.

                  3.1.2 STUDENT REGISTRATION PREPROCESSING (RETURNING STUDENTS)-Activities related to notification of deadlines (established by the University), e-mail updating, mailing of registration packets, verifications of receipt of information, telephone support in reapplication, processing of information, and receipt of documentation for forwarding to University for verification of appropriate immunizations of current students.

                  3.1.3 STUDENT SUPPORT-Activities relating to receipt and response to student requests for information, additional video, additional schedules, and handouts throughout semester.

                  3.1.4 ASSISTANCE IN CURRICULUM DEVELOPMENT - Activities related to scheduling, promoting, and coordinating deadlines to achieve required COP outcomes.

                  3.1.5 ADMINISTRATION OF MULTIMEDIA-Activities related to receipt of master copy, duplication, dissemination to students, quality control of materials, and surveying results.

                  3.1.6 ADMINISTRATION OF HARDCOPY-Activities related to receipt, duplications, dissemination of handouts, schedules, and hardcopy as stipulated by COP.

                  3.1.7 DAILY MANAGEMENT OF THE INTELICUS STUDENT DATABASE-Activities related to entry, coordination, tracing, and control of the Intelicus student database.

                  3.1.8 DAILY FINANCIAL MANAGEMENT-Activities related to recording, tracking and paying vendors and suppliers.

                  3.1.9 DAILY PERSONNEL MANAGEMENT-Activities related to hiring, firing and performance review of staff of Intelicus.





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                  3.1.10   QUALITY CONTROL-Activities related to specification,
                           review, and acceptance of all products received by suppliers, vendors, consultants, and extra-company personnel.

                  3.1.11 FACILITIES MANAGEMENT-Activities related to funding and managing Intelicus-based computers, software, office space, telephone, e-mail, etc. for support of the Program.

         3.2      MARKETING OF THE PROGRAM

                  3.2.1 CONDUCTING MARKET STUDIES-Activities related to determination of the marketplace acceptance, size and probability, with specific sites of market studies chosen in consultation with the COP.

                  3.2.2 DEVELOPING OF MARKET STRATEGIES-Activities related to execution and confirmation of market research via direct mail, telephone survey, in conjunction with review by the COP, and specific benchmarks established annually.

                  3.2.3 EXECUTION OF MARKET STRATEGY-Purchase and dissemination of print and electronic materials.

                  3.2.4 DEVELOPMENT OF PROMOTIONAL LITERATURE-Design, development, printing, and purchase of promotional literature, with the approval of content by the COP.

                  3.2.5 DEVELOPMENT OF COLLATERAL MATERIALS-Design, development, printing, formatting of materials in both hardcopy and electronic formats, with approval by the COP before final printing or release in electronic format.

                  3.2.6 DEVELOPMENT OF MAILING LISTS-Purchase, development and testing of both national and international lists, both electronic and hardcopy.

                  3.2.7 MANAGEMENT OF MAILING LISTS-Database management of electronic and hardcopy mailing lists for secondary mailings with approval of the COP.

                  3.2.8 MANAGEMENT OF TELEPHONE DATABASE-Activities related to creation of script and management of telephonic contact with potential students.

         3.3 CONFIDENTIALITY. Intelicus shall maintain the confidentiality of all student records as required by state and federal law including the Federal Education Rights Act and Privacy Act of 1974, as amended.

         3.4 IMPLEMENT AND MAINTAIN FINANCIAL CONTROLS. Intelicus shall manage and maintain internal financial controls according to Generally Accepted




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                  Accounting Principles (GAAP) and report monthly by the 10th of each month to the University in accordance with the regulations of Intelicus.

         3.5 SUBMIT TO YEARLY FINANCIAL AUDIT. In accordance with the regulations of Intelicus, Intelicus will submit to University a yearly external audit by an external auditor approved by University and deliver the audit by June 30 of each year in accordance with the regulations of Intelicus.

         4.       DUTIES OF UNIVERSITY

         University, through COP and other units, shall perform the following activities pursuant to this Agreement:

         4.1 COORDINATION OF ACADEMIC MATERIALS AND PROGRAMMING. The COP shall designate a Director for the Lifelong Learning Model degree program. The COP may appoint Associate and Assistant Directors upon growth of the Program. The Director, under the direction of COP, is responsible for representing the parties in all coursework and technical matters relating to the core information given in the Program. The Director's work in connection with the COP WPPD Task Force under this Agreement, includes, but is not limited to:

                  4.1.1 Review of credential, appointment and coordination of faculty and activities.

                  4.1.2 Providing information to the Department Chair in connection with the performance reviews of faculty by the Department Chair.

                  4.1.3 All issues, meetings, consultations and modifications of core body knowledge provided in the programs including product specifications and delivery specifications of the Program.

                  4.1.4 Course management and direction of individual regional Program sites.

                  4.1.5    Appointment of regional site coordinators.

                  4.1.6    Management and scheduling of site facilitators.

                  4.1.7    Management and maintenance of Internet content.

                  4.1.8 Creation of video content as well as editing and enhancement.

                  4.1.9    Management of scheduling of clerkship offerings.

                  4.1.10   Management and scheduling of faculty.





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                  4.1.11   Handling all disclosure, receipts and return of
                           confidential information.

                  4.1.12 Coordinating, communicating and physically housing, as required, accreditation materials, CEU Certificates, certification materials and related academic documentation.

         4.2      CONTROL OF ACADEMIC CURRICULA AND CONTENT

                  Academic programming and content shall remain in the absolute control of COP faculty. COP seeks to utilize current program materials and will implement an appropriate Lifelong Learning Model. The Lifelong Learning Model shall be updated, modified and amended at the discretion of the COP faculty.

         4.3      STUDENT ADMINISTRATION PROCESSES

                  4.3.1. University shall be responsible for all decisions regarding the admission and registration of students except as specifically delegated to Intelicus herein.

         4.4      OTHER RESPONSIBILITIES OF UNIVERSITY

                  4.4.1 All other responsibilities and activities in connection with the program not specifically delegated to Intelicus herein.

         5.       COLLECTIONS OF STUDENT FEES

         All student fees will be made payable to the University of Florida and directly deposited into University of Florida approved Division of Continuing Education accounts as directed by COP. In the event that Intelicus is in receipt of student fees, all fees will be forwarded to the University's Division of Continuing Education (DOCE) for deposit by DOCE.

         5.1      APPOINTMENT OF PROCESSING COORDINATORS

                  5.1.1 For Intelicus: Intelicus designates David Colburn as Processing Coordinator

                  5.1.2 For DOCE: DOCE designates Michael Brodeur or his designee as Processing Coordinator.

         5.2      DUTIES OF PROCESSING COORDINATORS

                  The Processing Coordinator is responsible for representing his or her party in all technical matters relating to implementing the Program. The Coordinator's work under this Agreement, includes but are not limited to:






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                  5.2.1    Daily Management of Student Fees: Daily coordination
                           and management of collection and deposit of student fees in both electronic and check forms. Consultations and modifications of schedules in the recording of fees, scheduling collections and deposits, and communicating as required.

         5.3      DUTIES OF INTELICUS

                  Intelicus will facilitate the collection of student fees for deposit by DOCE. In the event that Intelicus is in receipt of student fees, all fees will be forwarded to DOCE on a weekly basis for deposit.

         5.4      DUTIES OF DOCE

                  5.4.1 Receipt and Deposit of Student Fees: DOCE will receive and deposit student fees on a daily basis into appropriate University of Florida accounts.

                  5.4.2 Distribution of Intelicus Fees: University shall forward to the State Comptroller a Payment Authorization for the sums due to Intelicus under this agreement within 5 days following receipt of a proper invoice from Intelicus. University shall provide written notification to Intelicus of the date the Payment Authorization was forwarded to the Comptroller. Payment to Intelicus shall be subject to the provisions of section 215.422(3)(b), Florida Statutes.

         6.       FEES TO BE PAID TO INTELICUS

                  As payment for its services provided herein, University shall pay Intelicus pursuant to the attached three year budget, which reflects the parties' best estimate of revenue and expenses of the Program. The budgets shall be adjusted to reflect actual payment to Intelicus of 38% of the total revenue of the program calculated based on the actual number of students enrolled. In the event a student withdraws from the program, Intelicus shall refund to University 38% of the sums refunded to the student.


7.       CREATION OF MANAGEMENT COUNCIL

         7.1      CREATION OF MANAGEMENT COUNCIL

                  COP and Intelicus shall establish a Management Council as follows:

                  The Management Council shall be comprised of the following individuals:

                           William H. Riffee, Ph.D., Dean, COP

                           Dan Devine, Chief Operating Officer, Intelicus





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                           A person chosen by the COP

                           A person chosen by Intelicus

                           A person chosen jointly by both COP and Intelicus

         7.2      DUTIES OF MANAGEMENT COUNCIL

                  7.2.1 DESIGNATE WPPD PROGRAM COORDINATORS: The Management Council shall appoint Dan Robinson as Program Coordinator representing COP and Dan Devine representing Intelicus. The Program Coordinators will, subject to the terms of this Agreement, coordinate the overall program management of the Program.

                  7.2.2 REVIEW ADMINISTRATION PLAN. The Management Council shall review the administration plan and instructions for its implementation.

         8.       TERM AND TERMINATION

         8.1 INITIAL TERM AND RENEWAL. The initial term of this Agreement shall begin upon its execution and continue for a period of three (3) years unless terminated in accordance with the terms of this Agreement. The Agreement may be renewed for another three (3) year term upon mutual agreement of the parties.

         8.2 TERMINATION WITH CAUSE. Each party may terminate this Agreement upon a material breach by the other if the matter is not corrected within thirty (30) days of written notice of intent to terminate.

         8.3 EFFECT OF TERMINATIONS. Upon termination of the Agreement, all fees to be paid to either party shall remain due in accordance with the terms of this Agreement.

         9.       HOLD HARMLESS AGREEMENT

         The University assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of the University of Florida and the officers, employees, servants, and agents thereof while acting within the scope of their employment by the University. Intelicus assumes any and all risks of personal injury and property damage with respect to the negligent acts or omissions of Intelicus' officers, employees, servants, and agents, or other persons acting or engaged to act by Intelicus in furtherance of the obligations of Intelicus under this agreement. University, as a state agency, warrants and represents that it is self-funded for liability insurance, both public and property, with said protection being applicable to officers, employees, servants, and agents while acting within the scope of their employment by the University. The University and Intelicus further agree that nothing contained herein shall be construed or interpreted as (1) denying to either party any remedy or defense available to such party under the laws of the State of




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Florida: (2) the consent of the State of Florida or its agents and agencies to be sued; or (3) a waiver of sovereign immunity of the State Florida beyond the waiver provided in Section 768.28, Florida Statutes.

         10.      INTELLECTUAL PROPERTY

         All intellectual property, including but not limited to course materials, outlines, software, textbooks, and videotapes, developed by University of Florida faculty in connection with the activities described in this agreement shall be the sole property of the University of Florida subject to its rules and policies related thereto.

         11.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between COP and Intelicus as it relates to the subject matter and supercedes all previous writings and understandings. No term or provision of the Agreement shall be varied or modified except that the COP and Intelicus agree in writing. The Agreements and obligations made in this Agreement shall be binding upon and shall inure to the benefit of the successor and assigns of COP and Intelicus hereto.

         12.      NOTICES

         All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

         If to Intelicus:           Intelicus, L.C.
                                    Attn:  Dan Devine
                                    2714 Rew Circle, Suite 100
                                    Ocoee, FL 34761

         If to COP:                 College of Pharmacy
                                    Attn:  Bill Riffee, Dean
                                    1600 S.W. Archer Rd.
                                    P.O. Box 100014
                                    Gainesville, FL 32610

         13.      GOVERNING LAW

         This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         14.      JOINT VENTURE

         Nothing contained in this Agreement shall be construed to create a joint venture, partnership, or other like relationship between the parties.





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         15.      PUBLIC RECORDS

         University may terminate this Agreement at any time for refusal by Intelicus to allow public access, mandated by law, to all documents, papers, letters, or other non-exempt materials subject to the provisions of Chapter 119, Florida Statutes, made or received by Intelicus or university in conjunction with this Agreement.

         16.      SIGNATURES

         The Agreement is not binding on the parties until the authorized representatives of Intelicus and the University have signed it.

         17.      SEVERABILITY

         This Agreement is severable such that should any provision of this Agreement be or become invalid or unenforceable, the remaining provisions shall continue to be fully enforceable.

         18.      AVAILABILITY OF FUNDS

         The performance of University of any of its obligations under this contract shall be subject to and contingent upon the availability of funds appropriated by the legislature for the purposes of this Agreement for the current and any future fiscal period.







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         IN WITNESS WHEREOF, the University and Intelicus execute this Agreement effective as of the day first above written:



UNIVERSITY OF FLORIDA, FOR
AND ON BEHALF OF THE BOARD OF REGENTS
OF THE STATE OF FLORIDA


-----------------------------------            ---------------------------------
Dr. John V. Lombardi                           Witness
President



ACKNOWLEDGED:


------------------------------------           ---------------------------------
William H. Riffee, Ph.D.                       Witness
Dean, College of Pharmacy


-------------------------------------          ---------------------------------
James Knight, Ph.D.                            Witness
Dean, Division of Continuing Education


INTELICUS, L.C.


-----------------------------------            ---------------------------------
Daniel J. Devine                               Witness
Chief Operating Officer


Approved as to form and legality               Approved


-----------------------------------            ---------------------------------
Office of General Counsel                      Office of Administrative Affairs
University of Florida                          University of Florida







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